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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of E*TRADE Group, Inc. on Form S-8 of our report dated November 20, 1995 (July 19, 1996 as to Note 10), appearing in the Prospectus, which is part of Registration Statement No. 333-05525 on Form S-1 of E*TRADE Group, Inc.



/s/ Deloitte & Touche LLP
San Francisco, California
September 20, 1996